Exhibit 99.1
ARUBA NETWORKS REPORTS RECORD FIRST QUARTER 2011
FINANCIAL RESULTS
•	Record Revenue of $83.1 Million in Q1 Increased 44% Year-over-Year and 8% Quarter-over-Quarter
•	Record Net Income of $2.1 million on a GAAP basis and $13.9 Million on a Non-GAAP Basis
•	Cash and Short Term Investments Increased by $19.0 Million in Q1 to $174.5 Million With No Debt
•	Company Added Over 800 New Customers in Q1 to Surpass 11,900 Cumulative Customers
SUNNYVALE, Calif., November 17, 2010 — Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in distributed enterprise network solutions, today released financial results for its fiscal 2011 first quarter ended October 31, 2010.
Revenues for Q1’11 were $83.1 million, an increase of 44% from the $57.6 million reported in Q1’10. GAAP net income for Q1’11 was $2.1 million, or $0.02 per share, compared to a net loss of $24.7 million, or $0.28 per share, in Q1’10.
Non-GAAP net income for Q1’11 was $13.9 million, or $0.12 per share. This compares to $4.1 million or $0.04 per share in Q1’10. A reconciliation between GAAP and non-GAAP information is contained in the tables below.
“The proliferation of mobile devices, such as iPads, tablet devices and smart phones, continues to rapidly increase, forcing companies to reconsider their approach to the network edge,” said Dominic Orr, President and Chief Executive Officer of Aruba. “With our user-centric architecture, industry-leading security and proven scalability, we believe Aruba is uniquely positioned to take advantage of these trends, as evidenced by our fiscal first quarter results. First quarter revenues increased 44% year-over-year and 8% sequentially, driven by strong demand from our existing customer base across all of our key verticals, as well as from new customers, over 800 of which we added in the first quarter alone. We were most encouraged by our enterprise business which showed particular strength in the quarter, while our core education, healthcare and government verticals continued to perform well.”
“Revenues, net income and earnings per share were all at record levels,” said Steffan Tomlinson, Aruba’s Chief Financial Officer. “While we continue to show significant operating margin expansion, we also are making strong investments in our Sales and Marketing and R&D organizations, as we look to take advantage of multiple opportunities in the marketplace and innovate ahead of our competition. Our balance sheet remains strong, as we generated cash flow from operations of $16.0 million in Q1, with DSOs of 47 days.”
Recent Highlights
Recent highlights include:
•	Aruba Ranked Number 80 on Technology Fast 500 — The Technology Fast 500 is Deloitte’s ranking of 500 of the fastest growing technology, media, telecommunications, life sciences and clean technology companies in North America. Rankings are based on percentage of fiscal year revenue growth during the period from 2005-2009. Aruba Networks, Inc. grew 1,555 percent during this period.

•	ArubaOS 6.0 Availability — ArubaOS 6.0 is designed to improve over-the-air reliability and security in high-density smart phone and tablet environments. New software innovations for campus and branch office Mobility Controllers and design guidelines enable greatly enhanced performance, application fingerprinting, always on spectrum analysis and comprehensive wireless intrusion prevention.
•	Global Alliance with Honeywell Scanning and Mobility. Honeywell and Aruba announced that they are collaborating to offer complete wireless networking and mobile computing solutions and support services targeted at retail, healthcare, and logistics applications. As part of a global alliance, Honeywell Scanning & Mobility and Aruba will provide an end-to-end wireless solution for added data collection productivity, pairing industry-leading wireless LAN infrastructure with Honeywell’s Dolphin 6000, 7000 and 9000 series of mobile computing devices.
•	Aruba Named Top Provider for WLAN in Nemertes Research ‘2010 Pilothouse Awards’ — Nemertes’ awards are 100 percent based on the views and experiences of actual WLAN users and Nemertes’ staff had no influence over how any given vendor performs. Nemertes asked IT professionals to rate WLAN providers in three areas: value, customer service and technology.
•	Completion of Acquisition of Azalea Networks — Aruba completed its acquisition of privately-held Azalea Networks, a leading supplier of outdoor mesh networks. Azalea Networks develops highly differentiated mesh products for critical outdoor industrial applications in the oil and gas, logistics, manufacturing, mining, petrochemical, public safety, smart grid and transportation sectors. These products enable Aruba to deliver secure mobility solutions that span from indoor carpeted spaces to the outdoor industrial enterprise.
Conference Call Information
Aruba will host a conference call for analysts and investors to discuss its fiscal first quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the conference call will also be accessible from the “Investor Relations” section of the Company’s website at www.arubanetworks.com. Following the webcast, an archived version will be available on the website for twelve months. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter passcode 4382368. International parties can access the replay at +1-303-590-3030 and should enter passcode 4382368.
Forward-Looking Statements
This press release contains forward-looking statements, including statements that proliferation of mobile devices will have a positive impact on our growth.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: (1) our ability to react to trends and challenges in our business and the markets in which we operate; (2) business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; (3) changes in overall information technology spending; and (4) our ability to establish and maintain successful relationships with our partners including Honeywell; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s report on Form 10-K for the fiscal year ended July 31, 2010, which was filed with the SEC on September 24, 2010, and is available on Aruba’s investor relations Web site at www.arubanetworks.com and on the SEC Web site at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based expenses and related payroll taxes, amortization expense of acquired intangible assets, the change in the valuation of the contingent rights liability and litigation reserves. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based expenses and related payroll taxes, but also discrete charges that are infrequent in nature, such as litigation reserves. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets, the change in the valuation of the contingent rights liability and litigation reserves, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based expenses and related payroll taxes, that are recurring. Stock-based expenses and related payroll taxes have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.
A copy of this press release can be found on the investor relations page of Aruba Networks’ Web site at www.arubanetworks.com.
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About Aruba Networks
Aruba is a global leader in distributed enterprise networks. Its award-winning portfolio of campus, branch/teleworker, and mobile solutions simplify operations and secure access to all corporate applications and services — regardless of the user’s device, location, or network. This dramatically improves productivity and lowers capital and operational costs.
Listed on the NASDAQ and Russell 2000(R) Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter or Facebook.
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IR Contacts

Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Steffan Tomlinson	Chris Danne, Nicole Gunderson
Chief Financial Officer	+1-415-217-7722
+1-408-754-3058	ir@arubanetworks.com
ir@arubanetworks.com
© 2010 Aruba Networks, Inc. AirWave®, Aruba Networks®, Aruba Mobility Management System®, Bluescanner, For Wireless That Works®, Mobile Edge Architecture®, People Move. Networks Must Follow®, The All-Wireless Workplace Is Now Open For Business, RFprotect®, Green Island, and The Mobile Edge Company® are trademarks of Aruba Networks, Inc. All rights reserved. All other trademarks are the property of their respective owners.

Aruba Networks, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	October 31,	July 31,
	2010	2010
Assets

Current assets:
Cash and cash equivalents	$54,384	$31,254
Short-term investments	120,071	124,167
Accounts receivable, net	42,980	41,269
Inventory	18,072	15,159
Deferred costs	4,672	5,451
Prepaids and other	3,742	5,108

Total current assets	243,921	222,408

Property and equipment, net	10,617	9,919
Goodwill	32,498	7,656
Intangible assets, net	24,610	9,287
Other assets	1,673	1,437

Total other assets	69,398	28,299

Total assets	$313,319	$250,707

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$4,647	$8,082
Accrued liabilities	49,048	36,458
Income taxes payable	575	519
Deferred revenue	43,247	43,422

Total current liabilities	97,517	88,481

Deferred revenue	13,730	10,976
Other long-term liabilities	596	595

Total other liabilities	14,326	11,571

Total liabilities	111,843	100,052

Stockholders’ equity
Common Stock: $0.0001 par value; 350,000 shares authorized at October 31, and July 31, 2010; 97,592 and 93,606 shares issued and outstanding at October 31, and July 31, 2010, respectively	10	9
Additional paid-in capital	374,787	326,178
Accumulated other comprehensive income	174	98
Accumulated deficit	(173,495)	(175,630)

Total stockholders’ equity	201,476	150,655

Total liabilities and stockholders’ equity	$313,319	$250,707

Aruba Networks, Inc.
Consolidated Statements of Operations
(On a GAAP basis)
(In thousands, except per share data)
(Unaudited)

	Three months ended
	October 31,
	2010	2009
Revenues:
Product	$69,204	$47,198
Professional services and support	13,800	10,143
Ratable product and related professional services and support	143	255

Total revenues	83,147	57,596

Cost of revenues:
Product	22,063	16,432
Professional services and support	2,905	2,079
Ratable product and related professional services and support	10	86

Total cost of revenues	24,978	18,597

Gross profit	58,169	38,999

Operating expenses:
Research and development	17,113	11,796
Sales and marketing	33,415	24,740
General and administrative	7,188	7,132
Litigation reserves	—	19,750

Total operating expenses	57,716	63,418

Operating income (loss)	453	(24,419)

Other income (expense), net
Interest income	233	211
Other income (expense), net	1,645	(96)

Total other income (expense), net	1,878	115

Income (loss) before income tax provision	2,331	(24,304)

Income tax provision	196	372

Net income (loss)	$2,135	$(24,676)

Shares used in computing net income (loss) per common share, basic	96,037	87,489

Net income (loss) per common share, basic	$0.02	$(0.28)

Shares used in computing net income (loss) per common share, diluted	113,271	87,489

Net income (loss) per common share, diluted	$0.02	$(0.28)

Aruba Networks, Inc.
Consolidated Statements of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share data)
(Unaudited)

	Three months ended
	October 31,
	2010	2009

GAAP net income (loss)	$2,135	$(24,676)

Plus:
a) Stock-based expenses	11,846	7,819
b) Amortization expense of acquired intangible assets	1,677	1,233
c) Change in valuation of contingent rights liability	(1,777)	—
d) Litigation reserves	—	19,750

Non-GAAP net income	$13,881	$4,126

GAAP net income (loss) per common share	$0.02	$(0.28)

Plus:
a) Stock-based expenses	0.11	0.09
b) Amortization expense of acquired intangible assets	0.01	0.01
c) Change in valuation of contingent rights liability	(0.02)	—
d) Litigation reserves	—	0.22

Non-GAAP net income per common share	$0.12	$0.04

Shares used in computing diluted GAAP net income (loss) per common share	96,037	87,489

Shares used in computing diluted Non-GAAP net income per common share	113,271	100,299

Aruba Networks, Inc.
Consolidated Statements of Operations
As a Percentage of Total Revenues
(On a GAAP Basis)
(Unaudited)

	Three months ended
	October 31,
	2010	2009
Revenues:
Product	83.2%	82.0%
Professional services and support	16.6%	17.6%
Ratable product and related professional services and support	0.2%	0.4%

Total revenues	100.0%	100.0%

Cost of revenues:
Product	26.5%	28.5%
Professional services and support	3.5%	3.6%
Ratable product and related professional services and support	0.0%	0.2%

Total cost of revenues	30.0%	32.3%

Gross profit	70.0%	67.7%

Operating expenses:
Research and development	20.6%	20.5%
Sales and marketing	40.2%	42.9%
General and administrative	8.7%	12.4%
Litigation reserves	0.0%	34.3%

Total operating expenses	69.5%	110.1%

Operating income (loss)	0.5%	(42.4%)

Other income (expense), net
Interest income	0.3%	0.4%
Other income (expense), net	2.0%	(0.2)%

Total other income (expense), net	2.3%	0.2%

Income (loss) before income tax provision	2.8%	(42.2%)

Income tax provision	0.2%	0.6%

Net income (loss)	2.6%	(42.8%)

Aruba Networks, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	October 31,
	2010	2009
Cash flows from operating activities
Net income (loss)	$2,135	$(24,676)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,299	2,494
Provision for (benefit from) doubtful accounts	(8)	21
Write downs for excess and obsolete inventory	661	446
Compensation related to stock options and share awards	11,568	7,819
Accretion of purchase discounts on short-term investments	334	81
Loss (gain) on disposal of fixed assets	(8)	8
Change in carrying value of contingent liability	(1,777)	—
Excess tax benefit associated with stock-based compensation	(55)	(46)
Changes in operating assets and liabilities:
Accounts receivable	822	467
Inventory	(1,996)	(1,469)
Prepaids and other	(304)	(850)
Deferred costs	780	(1,816)
Other assets	(85)	36
Accounts payable	(5,190)	1,346
Deferred revenue	1,239	6,339
Other current and noncurrent liabilities	4,701	20,107
Income taxes payable	(82)	179

Net cash provided by operating activities	16,034	10,486

Cash flows from investing activities
Purchases of short-term investments	(28,159)	(15,730)
Proceeds from sales of short-term investments	7,384	—
Proceeds from maturities of short-term investments	24,480	5,820
Net realized gain on short-term investments	(8)	—
Purchases of property and equipment	(2,861)	(497)
Proceeds from sales of property and equipment	14	—
Cash paid in purchase acquisition, net of cash acquired	(1,258)	—

Net cash used in investing activities	(408)	(10,407)

Cash flows from financing activities
Proceeds from issuance of common stock	7,447	2,631
Excess tax benefit associated with stock-based compensation	55	46

Net cash provided by financing activities	7,502	2,677

Effect of exchange rate changes on cash and cash equivalents	2	2

Net increase in cash and cash equivalents	23,130	2,758

Cash and cash equivalents, beginning of period	31,254	41,298

Cash and cash equivalents, end of period	$54,384	$44,056

Supplemental disclosure of cash flow information
Income taxes paid	$408	$281

Supplemental disclosure of non-cash investing and financing activities
Common stock issued in purchase acquisition	$28,691	$—
Contingent rights issued in purchase acquisition	$9,486	$—
Loan forgiveness in connection with purchase acquisition	$2,000	$—